EXHIBIT 1.1

5,200,000 Shares

Essex Property Trust, Inc.

Series G Cumulative Convertible Preferred Stock

Underwriting Agreement

dated July 21, 2006

Table of Contents

Section 1. Representations and Warranties of the Company	2
(a) Compliance with Registration Requirements	2
(b) Disclosure Package	3
(c) Company Not Ineligible Issuer	3
(d) Issuer Free Writing Prospectuses	3
(e) Offering Materials Furnished to Underwriter	3
(f) Distribution of Offering Material By the Company	3
(g) The Underwriting Agreement	4
(h) Authorization of the Preferred Shares	4
(i) Authorization of the Conversion Shares	4
(j) No Applicable Registration or Other Similar Rights	4
(k) No Material Adverse Change	4
(l) Independent Accountants	4
(m) Preparation of the Financial Statements	5
(n) Incorporation and Good Standing of the Company and its Subsidiaries	5
(o) Capital Stock Matters	5
(p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required	6
(q) No Material Actions or Proceedings	6
(r) All Necessary Permits, etc	7
(s) Tax Law Compliance	7
(t) Company is a REIT	7
(u) Company Not an “Investment Company"	7
(v) Insurance	7
(w) No Price Stabilization or Manipulation	7
(x) Related Party Transactions	8
(y) Exchange Act Compliance	8
(z) Earnings Statement	8
(aa) No Unlawful Contributions or Other Payments	8
(bb) Internal Controls and Procedures	8
(cc) No Material Weakness in Internal Controls	8
(dd) Disclosure Controls	8
(ee) Title to Properties	9
(ff) Title Insurance	9
(gg) No Convertible Mortgages	9
(hh) Valid Partnerships	9
(ii) Hazardous Materials	10
(jj) Compliance with Environmental Laws	10
(kk) Periodic Review of Costs of Environmental Compliance	11
(ll) Brokers	11
(mm) No Outstanding Loans or Other Indebtedness	11
(nn) Compliance with Laws	11

Section 2. Purchase, Sale and Delivery of the Preferred Shares	11
Section 3. Additional Covenants of the Company	13
(a) Underwriter’s Review of Proposed Amendments and Supplements	13
(b) Securities Act Compliance	13
(c) Exchange Act Compliance	13

i

(d) Amendments and Supplements to the Prospectus and Other Securities Act Matters	13
(e) Permitted Free Writing Prospectuses	14
(f) Copies of any Amendments and Supplements to the Prospectus	14
(g) Blue Sky Compliance	14
(h) Use of Proceeds	14
(i) Available Conversion Shares	15
(j) Conversion Price	15
(k) Transfer Agent	15
(l) Earnings Statement	15
(m) Periodic Reporting Obligations	15
(n) Listing	15
(o) Company to Provide Interim Financial Statements	15
(p) Agreement Not to Offer or Sell Additional Securities	15
(q) Future Reports to the Underwriter	15
(r) Investment Limitation	16
(s) No Manipulation of Price	16
(t) Existing Lock-Up Agreement	16
(u) Exchange Act Compliance	16
Section 4. Payment of Expenses	14
Section 5. Conditions of the Obligations of the Underwriter	17
(a) Accountants’ Comfort Letter	17
(b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD	17
(c) No Material Adverse Change or Ratings Agency Change	17
(d) Opinion of Counsel for the Company	18
(e) Opinion of Counsel for the Underwriter	18
(f) Officers’ Certificate	18
(g) Bring-down Comfort Letter	18
(h) Lock-Up Agreement from Certain Securityholders of the Company	18
(i) Additional Documents	19

ii

Section 16. Partial Unenforceability.	25
Section 17. Governing Law Provisions.	25
(a) Governing Law.	25
(b) Consent to Jurisdiction.	25
(c) Waiver of Immunity.	25
Section 18. General Provisions.	25

iii

Underwriting Agreement

July 21, 2006

BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

Essex Property Trust, Inc., a Maryland corporation (the “Company), proposes to issue and sell to Banc of America Securities LLC (“BAS”) (the “Underwriter”) an aggregate of 5,200,000 shares (the “Firm Preferred Shares”) of its 4.875% Series G Cumulative Convertible Preferred Stock (the “Preferred Stock”). In addition, the Company has granted to the Underwriter an option to purchase up to an additional 780,000 shares (the “Optional Preferred Shares”) of Preferred Stock, as provided in Section 2. The Firm Preferred Shares and, if and to the extent such option is exercised, the Optional Preferred Shares are collectively called the “Preferred Shares.”

The Preferred Shares will be convertible on the terms, and subject to the conditions set forth in the certificate of designation, into shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”). As used herein, “Conversion Shares” means the Common Stock to be received by the holders of the Preferred Shares upon conversion of the Preferred Shares pursuant to the terms of the Preferred Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No.333-108336), which contains a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Preferred Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement”, and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any preliminary prospectus supplement to the Base Prospectus that describes the Preferred Shares and the offering thereof and is used prior to filing of the final Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus relating to the Preferred Shares that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or

Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in the Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

Section 1.   Representations and Warranties of the Company.

The Company hereby represents and warrants to the Underwriter as follows:

(a)   Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the rules thereunder and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Preferred Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and, as of each of the date hereof, the First Closing Date (as defined below) and Second Closing Date (as defined below), if any, will comply in all material respects with the Securities Act and did not and, as of each of the First Closing Date (as defined below) and Second Closing Date (as defined below), if any, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b), at the First Closing Date (as defined below) and Second Closing Date (as defined below), if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described in Section 8 hereof. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(b)   Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus, and the preliminary prospectus supplement, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule A hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof.

(c)   Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Preferred Shares that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities Act and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(d)   Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8 hereof.

(e)   Offering Materials Furnished to Underwriter. The Company has delivered to the Underwriter one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriter or included on Schedule A hereto, each as amended or supplemented, in such quantities and at such places as the Underwriter has reasonably requested.

(f)   Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below)

and the completion of the Underwriter’s distribution of the Preferred Shares, any offering material in connection with the offering and sale of the Preferred Shares other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriter or included in Schedule A hereto or the Registration Statement.

(g)   The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(h)   Authorization of the Preferred Shares. The Preferred Shares to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

(i)   Authorization of the Conversion Shares. The Conversion Shares initially issuable upon conversion of the Preferred Shares have been duly authorized and reserved and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Preferred Shares, will be validly issued, fully paid and nonassessable, and the issuance of such shares will not be subject to any preemptive or similar rights . The rights (the “Rights”), if any, evidenced by the Conversion Shares to the extent provided in the Rights Agreement dated as of November 11, 1998, as amended as of December 13, 2000 and February 28, 2002 (the “Rights Agreement”), between the Company and BankBoston N.A. as rights agent, have been duly authorized and when issued upon conversion of the Preferred Shares in accordance with the terms thereof will be validly issued..

(j)   No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(k)   No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package: (i)  there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company, except for regular quarterly dividends publicly announced by the Company.

(l)   Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission or incorporated by reference as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Securities Act and the Exchange Act.

(m)   Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated within the Registration Statement and included in the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in or incorporated in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in or incorporated in the Registration Statement. The financial data set forth or incorporated in each preliminary prospectus and the Prospectus under the captions “Ratio of Earnings to Fixed Charges” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained, incorporated or deemed to be incorporated in the Registration Statement. The Company’s ratios of earnings to fixed charges and preferred stock dividends set forth in each preliminary prospectus and the Prospectus under the caption “Ratio of Earnings to Fixed Charges” have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

(n)   Incorporation and Good Standing of the Company and its Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. Essex Portfolio, L.P. is the Company’s only significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X of the Exchange Act) (the “Significant Subsidiary”). The Significant Subsidiary has been duly organized and is validly existing as a partnership in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company and the Significant Subsidiary is duly qualified as a foreign corporation or foreign partnership to transact business and is in good standing in the State of California and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of California) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding partnership interests of the Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and the partnership interests owned by the Company are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and other than (i) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Exchange Act and (ii) those subsidiaries formed since December 31, 2005.

(o)   Capital Stock Matters. The capital stock of the Company (including the Common Stock and Preferred Stock) conform in all material respects to the description thereof contained in each of the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in all material respects in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each of the Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(p)   Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

(q)   No Material Actions or Proceedings. Except as disclosed in the Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Except as disclosed in the Disclosure Package, no material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.

(r)   All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, other than those the failure to possess or own would not result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(s)   Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income, property and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(m) above in respect of all federal, state and foreign income, property and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(t)   Company is a REIT. Commencing with the Company’s taxable year beginning January 1, 1994, the Company has been organized and has operated in conformity with the requirements for qualification as a “real estate investment trust,” and its organization and proposed method of operation will enable it to meet the requirements for the qualification and taxation as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”).

(u)   Company Not an “Investment Company.”  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Preferred Shares will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)   Insurance. Except as otherwise described in the Disclosure Package and the Prospectus, each of the Company and its subsidiaries are insured by insurers of recognized financial responsibility with policies in such amounts and with such deductibles and covering such risks as are generally deemed prudent and customary for the business which it is engaged, including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(w)   No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Preferred Shares.

(x)   Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the preliminary prospectus or the Prospectus that have not been described as required.

(y)   Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the preliminary prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will, as of the First Closing Date and Second Closing Date, as the case may be, comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the preliminary prospectus and the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date and the Second Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(z)   Earnings Statement. The Company agrees with the Underwriter to make generally available to its stockholders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement covering a period of at least 12 months beginning after the date hereof and otherwise satisfying Section 11(a) of the Securities Act.

(aa)   No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Disclosure Package and the Prospectus

(bb)   Internal Controls and Procedures. The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)   No Material Weakness in Internal Controls.  Since the end of the Company's most recent audited fiscal year, there has been no material weakness in the Company's internal control over financial reporting (whether or not remediated).

(dd)   Disclosure Controls. The Company and its subsidiaries maintain an effective system of "disclosure controls and procedures" (as defined in Rule 13a-15 of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee)   Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus and except as would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise: (i) all properties and assets described in the Disclosure Package and the Prospectus are owned with good and marketable title by the Company, its subsidiaries and/or a joint venture or partnership in which any such party is a participant (a “Related Entity”); (ii) all of the leases under which any of the Company, its subsidiaries or, to the knowledge of the Company, Related Entities holds or uses real properties or assets as a lessee are in full force and effect, and neither the Company, nor any of its subsidiaries or, to the knowledge of the Company, Related Entities is in material default in respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such party’s rights as lessee under any of such leases, or affecting or questioning any such party’s right to the continued possession or use of the leased property or assets under any such leases; (iii) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of any of the Company, its subsidiaries or Related Entities which are required to be disclosed in the Disclosure Package and the Prospectus are disclosed therein; (iv) neither the Company, nor any of its subsidiaries or, to the knowledge of the Company, Related Entities nor any lessee of any portion of any such party’s properties is in default under any of the leases pursuant to which any of the Company, its subsidiaries or, to the knowledge of the Company, Related Entities leases its properties and neither the Company, nor any of its subsidiaries or Related Entities knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (v) no tenant under any of the leases pursuant to which any of the Company, or its subsidiaries or, to the knowledge of the Company, Related Entities leases its properties has an option or right of first refusal to purchase the premises demised under such lease; (vi) each of the properties of any of the Company or its subsidiaries or to the knowledge of the Company, Related Entities complies with all applicable codes and zoning laws and regulations; and (vii) neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company, or its subsidiaries or Related Entities.

(ff)   Title Insurance. Title insurance in favor of the mortgagee or the Company, its subsidiaries and/or their Related Entities is maintained with respect to each property owned by any such entity in an amount at least equal to (a) the cost of acquisition of such property or (b) the cost of construction of such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(gg)   No Convertible Mortgages. The mortgages and deeds of trust encumbering the properties and assets described in Disclosure Package and the Prospectus are not convertible nor does any of the Company, or its subsidiaries hold a participating interest therein.

(hh)   Valid Partnerships. Each of the partnership and joint venture agreements to which the Company or any of its subsidiaries is a party, and which relates to real property described in the Disclosure Package and the Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or bylaws of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court order or decree, except for such breaches or defaults that would not result in a Material Adverse Change.

(ii)   Hazardous Materials. Except as otherwise described in the Prospectus, none of the Company, or any of its subsidiaries has any knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties owned by it or the Related Entities, or (b) any unlawful spills, releases, discharges or disposal, of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and in connection with the construction on or operation and use of the properties owned by the Company, its subsidiaries and Related-Entities, each of the Company, and its subsidiaries represents that, as of the First Closing Date and the Second Closing Date, if any, it has no knowledge of any material failure to comply with all applicable foreign local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

(jj)   Compliance with Environmental Laws. Except as otherwise described in the Disclosure Package and Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Change (i)  neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(kk)   Periodic Review of Costs of Environmental Compliance. The description set forth under the caption “Possible environmental liabilities” in Part IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 accurately describes the Company’s investigation of the compliance of its properties with Environmental Laws. On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

(ll)   Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(mm)   No Outstanding Loans or Other Indebtedness. Except as described in the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them.

(nn)   Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.   Purchase, Sale and Delivery of the Preferred Shares.

The Firm Preferred Shares. The Company agrees to issue and sell to the Underwriter the Firm Preferred Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Company the Firm Preferred Shares. The purchase price per Firm Preferred Share to be paid by the Underwriter to the Company shall be $24.40 per share.

The First Closing Date. Delivery of certificates for the Firm Preferred Shares to be purchased by the Underwriter and payment therefor shall be made at the offices of BAS, 9 West 57th Street, New York, New York 10019 (or such other place as may be agreed to by the

Company and the Underwriter) at 9:00 a.m. New York time, on July 26, 2006, or such other time and date not later than 1:30 a.m. New York time, on July 26, 2006 as the Underwriter shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Underwriter may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriter to recirculate to the public copies of an amended or supplemented preliminary prospectus or Prospectus.

The Optional Preferred Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase, severally and not jointly, up to an aggregate of 780,000 Optional Preferred Shares from the Company at the purchase price per share to be paid by the Underwriter for the Firm Preferred Shares plus accrued dividends from July 26, 2006. The option granted hereunder is for use by the Underwriter solely in covering any over-allotments in connection with the sale and distribution of the Firm Preferred Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Underwriter to the Company which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Preferred Shares as to which the Underwriter is exercising the option, (ii) the names and denominations in which the certificates for the Optional Preferred Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Preferred Shares and the Optional Preferred Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the “Second Closing Date” and shall be determined by the Underwriter and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The Underwriter may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

Public Offering of the Preferred Shares. The Underwriter hereby advises the Company that it intends to offer for sale to the public, as described in the Prospectus, the Preferred Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Underwriter, in its sole judgment, has determined is advisable and practicable.

Payment for the Preferred Shares. Payment for the Preferred Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

Delivery of the Preferred Shares. The Company shall deliver, or cause to be delivered, the Firm Preferred Shares at the First Closing Date to the Underwriter, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, the Optional Preferred Shares the Underwriter has agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, to the Underwriter, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Delivery of the Firm Preferred Shares and the Optional Preferred Shares shall be made through the facilities of The Depositary Trust Company unless the Underwriter shall otherwise instruct.

Section 3.   Additional Covenants of the Company.

The Company further covenants and agrees with the Underwriter as follows:

(a)   Underwriter’s Review of Proposed Amendments and Supplements. During the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Underwriter reasonably objects.

(b)   Securities Act Compliance. During the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing (i)  of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees in connection with the transactions contemplated by this Agreement, that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c)   Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d)   Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the prospectus, in order to make the statements therein, in the light of the circumstances when the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Underwriter or counsel for the Underwriter it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, so that the statements in the Disclosure Package or the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Disclosure Package and the Prospectus is delivered to a purchaser, be misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e)   Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriter, it will not make, any offer relating to the Preferred Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule A hereto. Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)   Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriter, without charge, during the Prospectus Delivery Period, as many copies of each preliminary prospectus, the Disclosure Package, the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference thereon) as the Underwriter may request.

(g)   Blue Sky Compliance. The Company shall cooperate with the Underwriter and counsel for the Underwriter to qualify or register the Preferred Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws of those jurisdictions designated by the Underwriter, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Preferred Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Preferred Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h)   Use of Proceeds. The Company shall apply the net proceeds from the sale of the Preferred Shares sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(i)   Available Conversion Shares. The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of Conversion Shares.

(j)   Conversion Price. Between the date hereof and the later of the First Closing Date and the Second Closing Date, if any, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price of the Preferred Stock.

(k)   Transfer Agent. The Company has engaged and will maintain, at its expense, a registrar and transfer agent for the Common Stock and the Preferred Stock.

(l)   Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement (which need not be audited) covering the twelve-month period ending September 30, 2007 that satisfies the provisions of Section 11(a) of the Securities Act.

(m)   Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(n)   Listing.

Prior to any issuance of Conversion Shares, the Company will list, subject to notice of issuance, the Conversion Shares on the New York Stock Exchange.

(o)   Company to Provide Interim Financial Statements. Prior to the First Closing Date, the Company will furnish the Underwriter, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(p)   Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 60th day following the date of the Prospectus, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, transfer or hedge (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Preferred Shares); provided, however, that the Company may (i) issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Disclosure Package, and (ii) issue securities in connection with an acquisition, merger, or sale or purchase of assets, but, in the case of (ii), only if the transferees of such securities agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 60 day period without the prior written consent of BAS (which consent may be withheld at the sole discretion of the BAS).

(q)   Future Reports to the Underwriter. During the period of five years hereafter, but only to the extent such reports are not publicly available on EDGAR, the Company will furnish to the Underwriter at 9 West 57th Street, New York, New York 10019, Attention Raymond P. Ko

(i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent registered public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(r)   Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Preferred Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(s)   No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(t)   Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with this offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

(u)   Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

Section 4.   Payment of Expenses. The Company agrees to pay fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Preferred Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Preferred Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Preferred Shares to the Underwriter, (iv) all fees and expenses of the Company’s counsel, independent registered public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Preferred Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Underwriter, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses not to exceed $5,000 of counsel for the Underwriter in connection with, the NASD’s review and approval of the Underwriter’s participation in the offering and distribution of the Preferred Shares, (viii)  the fees and expenses associated with listing the Conversion Shares on the New York Stock Exchange, and (ix) all other fees, costs and expenses referred to in

Item 14 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel.

Section 5.   Conditions of the Obligations of the Underwriter.

The obligations of the Underwriter to purchase and pay for the Preferred Shares as provided herein on the First Closing Date and, with respect to the Optional Preferred Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Preferred Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)
Accountants’ Comfort Letter. On the date hereof, the Underwriter shall have received from KPMG LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in, or incorporated by reference in, the Registration Statement, the Disclosure Package and the Prospectus.

(b)
Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Preferred Shares, the Second Closing Date:

            (i)  the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective;

(ii)  no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii)  the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)
No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Preferred Shares, the Second Closing Date:

(i)  in the judgment of the Underwriter there shall not have occurred any Material Adverse Change; and

(ii)  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d)
Opinion of Counsel for the Company. (i) On each of the First Closing Date and the Second Closing Date the Underwriter shall have received the favorable opinion of Baker & McKenzie, LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A. (ii) On each of the First Closing Date and the Second Closing Date the Underwriter shall have received the favorable opinion of Jordan Ritter, inside counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B. As to all matters of Maryland law, Baker & McKenzie LLP may rely without independent verification upon an opinion of Venable LLP; provided a copy of the opinion is furnished to the Underwriter and Baker & McKenzie LLP states that the Underwriter and such counsel are justified in relying upon such opinion.

(e)   Opinion of Counsel for the Underwriter. On each of the First Closing Date and the Second Closing Date the Underwriter shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Underwriter, dated as of such Closing Date, in form and substance reasonably acceptable to the Underwriter.

(f)   Officers’ Certificate. On each of the First Closing Date and the Second Closing Date the Underwriter shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, in their capacity as such, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

(i)  for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii)  the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii)  the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g)   Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Underwriter shall have received from KPMG LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be.

(h)   Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the First Closing Date, the Company shall have furnished to the Underwriter an agreement, dated as of the date hereof, in the form of Exhibit C hereto from those officers and directors of the Company identified on Exhibit D hereto, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

(i)   Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Preferred Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Preferred Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section  9 shall at all times be effective and shall survive such termination.

Section 6.   Reimbursement of Underwriter’s Expenses.

If this Agreement is terminated by the Underwriter pursuant to Section 5 or Section 11, or if the sale to the Underwriter of the Preferred Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter upon demand for reasonable out-of-pocket expenses that shall have been incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Preferred Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7.   [Intentionally Left Blank].

Section 8.   Indemnification.

(a)   Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained or incorporated or deemed incorporated in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or Rule 430C under the Securities Act or pursuant to the Exchange Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained or incorporated or deemed incorporated in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Preferred Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its bad faith or willful misconduct and to reimburse the Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)   Indemnification of the Company, its Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (1) in the third paragraph under the caption “Underwriting” in the Disclosure Package and the Prospectus and (2) under the caption “Underwriting-Stabilization” in the Disclosure Package and the Prospectus; and the Underwriter confirms that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

(c)   Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)   Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 9.   Contribution.

If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Preferred Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Preferred Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriter, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Preferred Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the Preferred Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 10.   [Intentionally Left Blank].

Section 11.   Termination of this Agreement.

Prior to the First Closing Date this Agreement may be terminated by the Underwriter by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Underwriter is material and adverse and makes it impracticable to market the Preferred Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Underwriter there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter pursuant to Sections 4 and 6 hereof, (b)  the Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 12.   No Advisory or Fiduciary Responsibility.

The Company acknowledges and agrees that: (i) the purchase and sale of the Preferred Shares pursuant to this Agreement, including the determination of the offering price of the Preferred Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriter has not assumed or will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v)

the Underwriter have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of agency or fiduciary duty.

Section 13.   Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Preferred Shares sold hereunder and any termination of this Agreement.

Section 14.   Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

    If to the Underwriter:
Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
Facsimile: 212-933-2217
Attention: Thomas Morrison

    with a copy to:
Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
Facsimile: (212) 457-3745
Attention: Raymond P. Ko

    If to the Company:
Essex Property Trust, Inc.
925 East Meadow Drive
Palo Alto, CA 94303
Facsimile: (650) 494-8743
Attention: Michael J. Schall

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15.   Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Preferred Shares as such from the Underwriter merely by reason of such purchase.

Section 16.   Partial Unenforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17.   Governing Law Provisions.

(a)   Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

(b)   Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(c) Waiver of Immunity.
With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 18.   General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the officers or employees of the Underwriter, any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriter, the Underwriter’s officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares from the Underwriter merely because of such purchase.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Essex Property Trust, Inc.

By: /s/ Michael Dance
Name: Michael Dance
Title: Executive Vice President and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter in San Francisco, California as of the date first above written.

BANC OF AMERICA SECURITIES LLC

By: /s/ Derek Dillon
Name:Derek Dillon
Title: Managing Director

Schedule of Free Writing Prospectuses included in the Disclosure Package

Term Sheet dated July 21, 2006

EXHIBIT A
Opinion of outside counsel for the Company to be delivered pursuant to Section 5(d)(i) of the Underwriting Agreement.

References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

(i)  As of March 31, 2006, the Company had an authorized capitalization as set forth in its statements of financial condition included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. All of the outstanding shares of Common Stock and Preferred Stock conform, in all material respects, to the description thereof contained in the Disclosure Package and the Prospectus.

(ii)  The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland. The Company has the corporate power to own, lease and operate its properties and conduct its business in all material respects as described under the headings “Item 1 Business” and “Item 2 Properties” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Essex Portfolio, L.P. a California limited partnership (the “Operating Partnership”), is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its organization with the power to own, lease and operate its properties and conduct its business in all material respects as described under the headings “Item 1 Business” and “Item 2 Properties” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

(iii)  To our knowledge, each of the Company and the Operating Partnership, as to which the Company is the general partner, is duly qualified or registered to transact business in each jurisdiction set forth on Schedule 1 hereto in which the failure, individually or in the aggregate, to be so qualified could reasonably be expected to result in a Material Adverse Change. To our knowledge, other than the Company’s interests in the Subsidiaries set forth in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and subsidiaries formed since December 31, 2005, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any limited liability company, partnership, joint venture or other association.

(iv)  The execution, delivery and performance of the Underwriting Agreement by the Company and the transactions contemplated thereby do not conflict with, or result in any breach of, or constitute a default under (nor constitute an event that with notice, lapse of time or both would constitute a breach of or default under), (i) the charter or bylaws of the Company, (ii) any of the agreements listed as Exhibits 10.1 through 10.37 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 or (iii) to our knowledge, any Applicable Law or any decree, judgment or order applicable to the Company (other than state and foreign securities or blue sky laws, as to which we express no opinion), except in the case of clauses (ii) and (iii) for such conflicts, breaches or defaults, which individually or in the aggregate could not be reasonably expected to have a Material Adverse Change.

(v)  The Company has the corporate power to execute and deliver the Agreement and to issue, sell and deliver the Preferred Shares as contemplated in this Agreement. This Agreement has been duly authorized, executed and, so far as is known to us, delivered by the Company.

(vi)  No approval, authorization, consent or order of, or filing with, any federal or state governmental or regulatory commission, board, body, authority or agency is required under Applicable Law in connection with the execution, delivery and performance of the Underwriting Agreement, or the consummation of the transactions contemplated thereby, by the Company, other than such as have been obtained or made under the Securities Act or the Securities Exchange Act of 1934, as amended; provided, however, that we do not express any opinion as to any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Preferred Shares are being offered by Underwriter or any approval of the underwriting terms and arrangements relating to the offering of the Preferred Shares by the NASD.

(vii)  The Preferred Shares, when issued and delivered by the Company pursuant to the resolutions of the Company’s Board of Directors approving such issuance and the Underwriting Agreement against payment of the consideration set forth therein, will be duly authorized, validly issued, fully paid and nonassessable.

(viii)  The issuance and sale of the Preferred Shares by the Company is not subject to preemptive or other similar rights arising by operation of the Maryland General Corporation Law, under the charter or bylaws of the Company or under any agreement known to us to which the Company is a party.

(ix)  The Conversion Shares initially issuable upon conversion of the Preferred Shares have been duly authorized and reserved and, when issued and delivered by the Company in accordance with the terms of the Preferred Shares, will be validly issued, fully paid and nonassessable.

(x)  To our knowledge, except as otherwise described in the Registration Statement, the Disclosure Package, the Prospectus, the documents incorporated therein by reference or the exhibits filed in connection therewith, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.

(xi)  At the time the Registration Statement became effective and as of the date of the Underwriting Agreement, the Registration Statement and, as of the date of the Underwriting Agreement and the First Closing Date, the Prospectus (in each case, other than the financial statements, financial schedules and other financial and statistical data included or incorporated by reference in, or excluded from, the Registration Statement and the Prospectus, as to which we express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.

(xii)  The statements under the caption “Description of Preferred Stock” in each of the Disclosure Package and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects as of the date of such statements.

(xiii)  To our knowledge, there are no actions, suits or proceedings or inquiries or investigations, pending or threatened, against the Company or any of its officers and directors or to which the Company’s assets (excluding the Company’s direct or indirect interests in the Subsidiaries) are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitration panel or agency that are required to be described in the Prospectus or the documents incorporated therein by reference but are not so described.

(xiv)  The Company is not an “investment company” required to register under the Investment Company Act of 1940, as amended, (the “1940 Act”) or a company “controlled” by an “investment company” within the meaning of the 1940 Act.

(xv)  Commencing with its taxable year ended December 31, 1994 through its taxable year ended December 31, 2005, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT; and

(xvi)  The statements contained in the Disclosure Package and the Prospectus Supplement under the caption “Certain Material U.S. Federal Income Tax Considerations” insofar as such statements constitute matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

The Registration Statement became effective under the Securities Act on September 8, 2003 and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

In addition, we have reviewed the Registration Statement, the Disclosure Package and the Prospectus and participated in conferences with officers and other representatives of the Company, representatives of independent public accountants for the Company at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and have not made any independent check or verification thereof, during the course of such participation, nothing has come to our attention that leads us to believe that (i) the Registration Statement, at the time such Registration Statement became effective or the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) that the Disclosure Package, as of the date of the Underwriting Agreement or the First Closing Date or the Second Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no belief with respect to the financial statements, financial schedules and other financial or statistical data included or incorporated by reference in, or excluded from, the Registration Statement, the Disclosure Package or the Prospectus).

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of a disclosure document are such, however, that we do not assume any responsibility, except as otherwise stated in opinion (xiii) and (xvi) above, for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or Prospectus or any amendments or supplements thereto (including any of the documents incorporated by reference therein).

EXHIBIT B

Opinion of inside counsel for the Company to be delivered pursuant to Section 5(d)(ii) of the Underwriting Agreement.

References to the Prospectus in this Exhibit B include any supplements thereto at the Closing Date.

(i) All of the issued and outstanding partnership interests of Essex Portfolio L.P. have been duly authorized and issued in accordance with the partnership agreement.

(ii) To the best knowledge of such counsel, neither the Company nor any subsidiary is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material existing instrument, except in each such case for such violations or defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

(iii) Each of the partnership and joint venture agreements to which the Company or any of its subsidiaries is a party, and which relates to real property described in the Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by bankruptcy and general equitable principles and except as would not, individually or in the aggregate, result in a Material Adverse Change; and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or bylaws of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court order or decree, except for such breaches or defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

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EXHIBIT C
July 21, 2006

Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

RE:     Essex Property Trust, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company, (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Preferred Stock (the “Offering”) for which you will act as the underwriter. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Banc of America Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of,transfer or hedge (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) including the filing of a registration statement with the Securities and Exchange Commission in respect of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 60 days after the date of the Prospectus. The foregoing sentence shall not apply to sales of Common Stock (whether in connection with the exercise of stock options or otherwise) pursuant to a Rule 10b5-1 selling plan entered into by the undersigned prior to the date hereof. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

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Printed Name of Holder

By:

Signature

Printed Name of Person Signing

    (and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)

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EXHIBIT D
Officers

Keith R. Guericke
Michael J. Schall
Michael T. Dance
Craig K. Zimmerman
John D. Eudy

Directors

George M. Marcus
David W. Brady
Robert E. Larson
Gary P. Martin
William A. Millichap
Issie N. Rabinovitch
Thomas E. Randlett
Willard H. Smith

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